UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2020

Portman Ridge Finance Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	814-00735	20-5951150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Madison Avenue, 23rd Floor New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 891-2880

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PTMN	The NASDAQ Global Select Market

6.125% Notes due 2022	KCAPL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 28, 2020, Portman Ridge Finance Corporation, a Delaware corporation (the “Company”), completed its previously announced acquisition of Garrison Capital Inc., a Delaware corporation (“GARS”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 24, 2020, by and among the Company, GARS, Citadel Acquisition Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Acquisition Sub”), and Sierra Crest Investment Management LLC, a Delaware limited liability company and the external investment adviser to the Company (“Sierra Crest”). Pursuant to the Merger Agreement, Acquisition Sub was merged with and into GARS, with GARS continuing as the surviving corporation and a direct wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, GARS was merged with and into the Company, with the Company continuing as the surviving corporation (the “Second Merger”). As a result of, and as of the effective time of, the Second Merger, GARS’ separate corporate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of GARS (the “GARS Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or GARS or any wholly owned subsidiary of the Company or GARS (other than shares held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that were beneficially owned by third parties) and all treasury shares (collectively, “Cancelled Shares”)) was converted into the right to receive (i) an amount in cash, without interest, equal to approximately $1.19 and (ii) approximately 1.917 shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (plus any applicable cash in lieu of fractional shares). As of immediately prior to the Effective Time, there were 44,169,060 shares of Company Common Stock issued and outstanding. The Merger Agreement also provides that each share of GARS Common Stock issued and outstanding immediately prior to the Effective Time, excluding Cancelled Shares, will be entitled to receive, as additional consideration funded by Sierra Crest, an amount in cash, without interest, equal to approximately $0.31.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on June 25, 2020, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On October, 26, 2020, the Company’s board of directors (the “Board”) unanimously expanded the size of the Board from 7 to 9 members and, pursuant to the terms of the Merger Agreement, each of the individuals named below (each of whom previously served as a member of the board of directors of GARS) was appointed to the Board, and to the director class indicated across from his name, to fill the vacancies created by such expansion, with each to hold office until his successor is elected and qualified, effective as of immediately after the closing of the transactions contemplated by the Merger Agreement:

Name	Director Class

Matthew Westwood	Class I

Joseph Morea	Class II

Each of Messrs. Westwood and Morea accepted the appointment.

Matthew Westwood had served as a director of GARS since 2011. Mr. Westwood formerly served as a managing director and principal of Wilshire Associates Incorporated. While at Wilshire Associates Incorporated, Mr. Westwood was a senior investment professional for Wilshire Private Markets, a global private equity fund of funds. Prior to joining Wilshire Associates Incorporated, Mr. Westwood worked at Ernst & Young LLP where he managed audit and consulting engagements for both public and private clients. During his career, Mr. Westwood has served on numerous private equity limited partner advisory boards. He also formerly served as a member of the board of the Pittsburgh Venture Capital Association and as a member of Wilshire Associates Incorporated’s 401k Committee. Mr. Westwood received a B.S. from Villanova University and an M.B.A. from the University of Pittsburgh. Mr. Westwood is currently an inactive Certified Public Accountant. Mr. Westwood’s experience at a senior level in the asset management industry and as an accountant led the Company’s Nominating and Corporate Governance Committee to conclude that Mr. Westwood is qualified to serve as a director.

Joseph Morea had served as a director of GARS since 2015. Mr. Morea has also served as a director for Industrial Logistics Properties Trust, a REIT primarily investing in industrial and logistics properties, since January 2018, for Tremont Mortgage Trust, a real estate finance company primarily investing in first mortgage loans secured by middle market and transitional commercial real estate, since June 2017, for Eagle Growth and Income Opportunities Fund, an investment company primarily investing in equity and fixed income securities, since April 2015, for TravelCenters of America LLC, a company that operates full-service facilities along highways, since February 2015 and for First Eagle Senior Loan Fund, an investment company primarily investing in bank loans, since June 2013. Additionally, he served as a director for RMR Real Estate Income Fund, an investment company primarily investing in common and preferred securities issued by REITs and other real estate companies, from May 2016 to May 2020 and Equity Commonwealth, a real estate investment trust, from July 2012 to March 2014. Mr. Morea previously served as a Principal for Berkeley Realty Ventures, LLC. Prior to joining Berkeley Realty Ventures in August 2012, Mr. Morea served as the Vice Chairman and Managing Director of RBC Capital Markets from 2003 through June 2012. In this position, Mr. Morea led the U.S. Equity Capital Markets Division, the U.S. Investment Banking Division and the U.S. Commitment Committee. Earlier in his career, Mr. Morea held positions in equity capital markets at UBS, Inc., PaineWebber, Inc. and Smith Barney, Inc. and was a branch manager at Merrill Lynch Pierce Fenner & Smith, Inc. Mr. Morea received a B.S. from Albany State University and a M.B.A. from The Peter J. Tobin College of Business at St. John’s University. Mr. Morea is also an inactive Certified Public Accountant. Mr. Morea’s extensive knowledge of capital markets and his experience as a director with other investment companies led the Nominating and Corporate Governance Committee to conclude that Mr. Morea is qualified to serve as a director.

In connection with the appointment of Messrs. Westwood and Morea to the Board and effective at the same time, the Board appointed Mr. Westwood to serve as a member of each of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and appointed Mr. Morea to serve as a member of each of the Board’s Compensation Committee and Nominating and Corporate Governance Committee.

Neither of Mr. Westwood nor Mr. Morea was appointed pursuant to any arrangement or understanding between such person and any other persons pursuant to which such person was selected as a director. As of the date of this report, neither of Mr. Westwood nor Mr. Morea is a party to and does not participate in any material plan, contract or arrangement (whether or not written) involving the Company. Further, neither of Mr. Westwood nor Mr. Morea, as applicable, and the Company have been involved in any transaction of the type described in Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On October 28, 2020, the Company issued a press release announcing the completion of the transactions contemplated by the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as may be expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Filed with this report:

2.1*

Agreement and Plan of Merger, dated as of June 24, 2020, by and among Portman Ridge Finance Corporation, Citadel Acquisition Sub Inc., Garrison Capital Inc. and Sierra Crest Investment Management LLC. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 25, 2020).

*

Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Furnished with this report:

99.1	Press Release, dated October 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTMAN RIDGE FINANCE CORPORATION

Date: October 28, 2020	By:	/s/ Edward U. Gilpin
	Name:	Edward U. Gilpin
	Title:	Chief Financial Officer